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                                                                   Exhibit 10.40

                       ADDENDUM TO STOCK PLEDGE AGREEMENT



This Addendum to the Stock Pledge Agreement dated as of December 14, 1996 (the "Pledge Agreement") is entered into by and between Big V Holding Corp., a Delaware corporation ("Holding"), and James A. Toopes (the "Pledgor").


          WHEREAS, Holding and the Pledgor have previously entered into the Pledge Agreement pursuant to which the Pledgor granted a security interest in 8,000 shares of Common Stock, par value $.01 per share, of Holding as security for the Pledgor's repayment of a loan made by Holding to the Pledgor in the amount of $205,000;

          WHEREAS, on the date hereof, Holding has loaned to the Pledgor an additional $75,000 (the "New Loan") and the parties desire that the Pledge Agreement extend to the prepayment of the New Loan.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Pledge.  As collateral for security for the full and timely payment
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of the principal of and interest on the New Loan, the Pledgor hereby agrees that the New Loan is secured by a pledge of the Pledged Securities (as defined in the Pledge Agreement) in the same manner and to the extent that the Indebtedness (as defined in the Pledge Agreement ) is so secured and for purposes of the Pledge Agreement the term "Indebtedness" shall be deemed to include the New Loan.

          2. Acknowledgment. The Pledgor hereby represents and warrants to
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Holding  that the Pledge Agreement is in full force and effect and that the
Pledgor is in compliance with the terms thereof.

          IN WITNESS WHEREOF, the parties have executed this Addendum as of the date set forth above.

                              BIG V HOLDING CORP.

                              By: /s/ Joseph V. Fisher
                                  --------------------
                                  President

                                 /s/ James A. Toopes, Jr.
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